Exhibit 16

March 7, 2005

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Re: W.W. Grainger, Inc.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of W.W. Grainger, Inc. dated March 7, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP